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                                                                    EXHIBIT 12.1


              REVLON CONSUMER PRODUCTS CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                              (dollars in millions)

                                                                           YEAR ENDED DECEMBER 31,
                                                 ----------- -- ----------- -- ------------ -- ------------ - -------------
                                                    1997            1998           1999            2000            2001
                                                 -----------    -----------    ------------    ------------   -------------
(Loss) income from continuing operations before
      income taxes.............................  $    67.1      $   (20.8)     $   (360.6)     $   (119.4)    $    (144.6)
Interest expense...............................      133.7          137.9           147.9           144.5           140.5
Amortization of debt issuance costs............        6.6            5.1             4.3             5.6             6.2
Portion of rental expense deemed to represent
        interest...............................       15.2           14.4            14.1            10.9             9.6
                                                 -----------    -----------    ------------    ------------   -------------
Earnings (loss) before fixed charges...........  $   222.6      $   136.6      $   (194.3)     $     41.6     $      11.7
                                                 ===========    ===========    ============    ============   =============
Interest expense...............................  $   133.7      $   137.9      $    147.9      $    144.5     $     140.5
Amortization of debt issuance costs............        6.6            5.1             4.3             5.6             6.2
Portion of rental expense deemed to represent
        interest...............................       15.2           14.4            14.1            10.9             9.6
                                                 -----------    -----------    ------------    ------------   -------------
Fixed charges..................................  $   155.5      $   157.4      $    166.3      $    161.0     $     156.3
                                                 ===========    ===========    ============    ============   =============

Ratio of earnings to fixed charges.............        1.4x           0.9x            -               0.3x            0.1x
                                                 ===========    ===========    ============    ============   =============
Deficiency of earnings to fixed charges........  $    -         $    20.8      $    360.6      $    119.4     $     144.6
                                                 ===========    ===========    ============    ============   =============